UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

WOUND MANAGEMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

 Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 21, 2019, WNDM shareholders executed a written consent to approve an amendment to WNDM’s certificate of formation that, if the action becomes effective, provides for:

(1) a 1-for-100 reverse stock split of the WNDM’s outstanding common stock, such that every holder of common stock would receive one share of common stock for every 100 shares of common stock held, except that in lieu of issuing any fractional shares a shareholder would receive a cash payment based on such fraction of a share and the market price of WNDM common stock on the day after the stock split becomes effective;

(2) upon the effectiveness of the reverse stock split, the reduction of the authorized capital stock of the Company to 20,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $10.00 per share; and

(3) the change of WNDM’s name to: Sanara MedTech, Inc.

Shareholders, including the holder of the Series F Preferred Stock, executed the shareholder written consent, representing 355,668,676 votes that constituted 76% of the votes of all outstanding shares of common and preferred stock. Shareholders of common stock executing the written consent represented 128,305,676 shares of common stock that constituted 54% of all outstanding shares of common stock.
The definitive agreements related to this transaction are attached as exhibits to this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: March 27, 2019	By:	/s/ Michael McNeil
Name: Michael McNeil
Title: Chief Financial Officer